UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
GREAT WOLF RESORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
VOTING
THE ELECTION OF DIRECTORS
OUR BOARD OF DIRECTORS
CORPORATE GOVERNANCE
THE EXECUTIVE OFFICERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OWNERSHIP OF OUR COMMON STOCK
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON COMPENSATION DECISIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 23, 2006

       We cordially invite you to attend our annual meeting of shareholders to be held at the Great Wolf Lodge resort, 1 Great Wolf Drive, Scotrun, Pennsylvania, on Tuesday, May 23, 2006 at 9:00 a.m., Eastern Time. At this meeting, you and our other shareholders will be able to vote on the following:

1. The election of all seven directors to serve on our Board of Directors until our annual meeting of shareholders in 2007, or until their successors have been duly elected and qualified; and

2. Any other business that may properly come before our annual meeting, including any adjournments or postponements of our annual meeting.
      As part of this Notice of Annual Meeting, we attach a proxy statement containing further information about our annual meeting and the proposal described above.
      You may either vote in person or by proxy. Please see the attached proxy statement for more details on how you can vote. Even if you plan to attend our annual meeting, we urge you to complete and return promptly the enclosed proxy card in the enclosed self-addressed envelope for your shares to be represented and voted at our annual meeting in accordance with your instructions. Of course, if you attend our annual meeting, you may withdraw your proxy and vote your shares in person.
      Only shareholders of record at the close of business on Thursday, April 6, 2006 will be entitled to vote at our annual meeting or any adjournment of our annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS:

J. MICHAEL SCHROEDER, Secretary
Madison, Wisconsin
April 10, 2006

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 23, 2006
GENERAL INFORMATION
       Our Board of Directors is soliciting your proxy for use at our annual meeting of shareholders to be held at the Great Wolf Lodge resort, 1 Great Wolf Drive, Scotrun, Pennsylvania, on Tuesday, May 23, 2006 at 9:00 a.m., Eastern Time, and at any adjournments of our annual meeting. You are invited to attend our annual meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to instruct another person to vote your shares on your behalf at our annual meeting. For this purpose, we enclose one blank proxy card for your use.
      The mailing address of our principal executive offices is 122 West Washington Avenue, Madison, Wisconsin 53703.
      This proxy statement and the accompanying proxy card and Notice of Annual Meeting are being mailed to our shareholders on or about April 14, 2006.
Purposes of Our Annual Meeting
      The purposes of our annual meeting are: (1) to elect seven directors to serve on our Board; and (2) to transact any other business that may properly come before our annual meeting and any adjournments of our annual meeting. Our Board knows of no matters, other than the election of directors, to be brought before our annual meeting.
This Proxy Solicitation
      There are two parts to this proxy solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. This proxy statement provides you information that you may find useful in deciding how to vote.
      Proxies are being solicited by and on behalf of our Board, and the solicitation of proxies is being made primarily by the use of the mails. We will bear the cost of preparing and mailing this proxy statement and the accompanying material and the cost of any supplementary solicitations which may be made by mail, telephone or personally by our officers and employees, who will not be additionally compensated for their activities. We have retained Computershare, Inc. to provide administrative and record-keeping assistance in the solicitation of proxies.
      No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from anyone to whom it is unlawful to make such proxy solicitation in that jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of this proxy statement.

VOTING
Record Date for Our Annual Meeting; Who Can Vote at Our Annual Meeting
      Our Board has fixed the close of business on Thursday, April 6, 2006 as the record date for determining which of our shareholders are entitled to receive notice of, and to vote at, our annual meeting. You will be entitled to notice of, and to vote at, our annual meeting and any adjournments of our annual meeting, only if you were a shareholder of record at the close of business on the record date. At the close of business on our record date of April 6, 2006, we had issued and outstanding 30,277,308 shares of our common stock, which are entitled to vote at our annual meeting. See “Required Votes.”
How to Vote Your Shares and How to Revoke Your Proxy
      How to Vote. You may vote your shares at our annual meeting in person, or if you cannot attend our annual meeting in person or you wish to have your shares voted by proxy even if you do attend our annual meeting, you may vote by duly authorized proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card.
      By completing and returning the proxy card and by following the specific instructions on the card, you will direct the designated persons (known as “proxies”) to vote your shares at our annual meeting in accordance with your instructions. Our Board has appointed John Emery and J. Michael Schroeder to serve as the proxies for our annual meeting.
      Your proxy card will be valid only if you sign, date and return it before our annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares for the election of the seven nominees for directors. If a nominee for election to our Board is unable to serve — which we do not anticipate — or if any other matters are properly raised at the annual meeting, then either Messrs. Emery or Schroeder as the designated proxies will vote your shares in accordance with his best judgment.
      In voting by proxy as to the election of directors, you may either (1) vote in favor of one or more of the seven nominees or (2) withhold your votes as to one or more of the nominees. Abstentions will be treated as set forth below. You may not vote for persons other than Messrs. Neviaser, Emery, Blutinger, Churchey, Knetter, and Silver and Ms. Nolan in the election of directors.
      Even if you plan to attend our annual meeting, we ask you to vote, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in the name of a broker or other intermediary, you may vote and revoke a previously submitted vote only through, and in accordance with, procedures established by the record holder(s) or their agent(s).
      How to Revoke a Proxy. If you have already returned your proxy to us, you may revoke your proxy at any time before it is exercised at our annual meeting by any of the following actions:

•	by notifying our Secretary in writing at or before the annual meeting that you would like to revoke your proxy,

•	by completing a proxy with a later date and by returning it to us at or before the annual meeting, or

•	by attending our annual meeting and voting in person. (Note, however, that your attendance at our annual meeting, by itself, will not revoke a proxy you have already returned to us; you must also vote your shares in-person at our annual meeting to revoke an earlier proxy.)
      If you choose either of the first two means to revoke your proxy, you must submit either your notice of revocation or your new proxy card to our mailing address listed on page 1 of this proxy statement.

Required Votes
      Voting Rights. You are entitled to one vote for each share of our common stock that you hold. Cumulative voting of our shares is not allowed.
      Quorum Requirements. Under Delaware law and our bylaws, a majority of votes entitled to be cast at the annual meeting, represented in person at the annual meeting or by proxy, will constitute a quorum for the consideration of the election of the nominees for directors and for each matter to properly come before our annual meeting.
      Vote Required. The seven nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality.
      Abstentions and Broker Non-Votes. Abstentions will not be counted “for” or “against” proposals, but will be counted for the purpose of determining the existence of a quorum.
      Under applicable Nasdaq National Market, or Nasdaq, rules (the exchange on which our common stock is traded), brokers holding shares for beneficial owners in nominee or “street name” must vote those shares according to the specific instructions they receive from the beneficial owners. If you do not provide your broker with specific instructions regarding how to vote your shares, your broker still has authority to vote your shares on certain “routine” matters. However, under Nasdaq’s rules do not have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.” “Broker non-votes” will not be counted “for” or “against” a proposal, but will be counted only for the purpose of determining the existence of a quorum.
      Because the election of directors is a “routine” matter for which specific instructions from beneficial owners are not required under Nasdaq’s rules, no “broker non-votes” will arise in the context of voting for the nominees for directors.
      If you do not vote your shares, your brokerage firm may either (1) vote your shares on routine matters, including this year’s election of directors, or (2) leave your shares unvoted.
      To be certain that your shares are voted at our annual meeting, we encourage you to provide instructions to your brokerage firm by voting your proxy.
THE ELECTION OF DIRECTORS
Election of Nominees for Directors
      At our annual meeting, our shareholders will vote on the election of seven directors.
      Our Nominating and Corporate Governance Committee has recommended to our Board as nominees, and our Board has nominated, Bruce D. Neviaser, John Emery, Elan Blutinger, Randy Churchey, Michael M. Knetter, Alissa N. Nolan, and Howard Silver for election to our Board. If re-elected, all of these individuals will serve as directors for a one-year term that will expire at our annual meeting of shareholders in 2007, or when their successors are duly elected and qualified. You will find below a brief biography of each nominee. See also “Ownership of Our Common Stock” on page 11 for information on their holdings of our common stock.
      If any nominee becomes unavailable or unwilling to serve as a director for any reason, the persons named as proxies in the proxy card are expected to consult with our management in voting the shares represented by them and will vote in favor of any substitute nominee or nominees approved by our Board. Our Board has no reason to doubt the availability of any of the nominees for director. Each of the nominees has expressed his or her willingness to serve as a director if elected by our shareholders at our annual meeting.

Our Board recommends that you vote FOR the election of each nominee for director.

Nominees for Election as Directors (Terms to Expire 2007)

BRUCE D. NEVIASER, age 50	Mr. Neviaser has served as Chairman of the Board since we commenced operations in May 2004. Mr. Neviaser co-founded our predecessor companies and from 1992 until completion of the initial public offering of our common stock, or IPO, served as the Co-Chairman of The Great Lakes Companies, Inc. and its predecessor companies (Great Lakes), where he was involved in strategic planning, investment structuring and obtaining debt and equity capital. Mr. Neviaser has over 25 years of experience in hotel and commercial real estate management, development and acquisition. He is currently a General Partner of Continuum Investment Partners, a Wisconsin investment firm. Mr. Neviaser was recently appointed to the Advisory Board of the Weinert Center for Entrepreneurship at the University of Wisconsin-Madison School of Business and is an active community leader.

Committees: None

JOHN EMERY, age 41	Mr. Emery has served as our Chief Executive Officer and director since we commenced operations in May 2004. From January 2004 until completion of the IPO, Mr. Emery served as the Chief Executive Officer of Great Lakes. From 1995 to December 2003, Mr. Emery served in a number of management positions at Interstate Hotels & Resorts, Inc., a public company and the nation’s largest independent third-party hotel management company, most recently as president and chief operating officer. Additionally, from 1995 to November 2002, Mr. Emery served in a number of management positions at MeriStar Hospitality Corporation, a public company and one of the nation’s largest hotel real estate investment trusts, most recently as president and chief operating officer. He currently serves on the Pamplin College of Business advisory council at Virginia Tech and is executive director of the Stone Circle Foundation, a private, non-profit organization.

Committees: None

ELAN BLUTINGER, age 50	Mr. Blutinger has been a managing director of Alpine Consolidated, LLC, a merchant banking fund that specializes in consolidating fragmented industries, since 1996. Mr. Blutinger serves as a director of Vacanza Technology, a private company. Mr. Blutinger served as a director of Hotels.com (NASDAQ: ROOM) from 2001 to 2003. Mr. Blutinger was a founder and director of Resortquest International (NYSE: RZT) from 1997 to 2003, a founder and director of Travel Services International (NASDAQ: TRVL) from 1996 to 2001, and a director of Online Travel Services (LSE: ONT), a U.K.-based online travel and technology company, from 2000 to 2004. Mr. Blutinger is a trustee of the Washington International School in Washington, D.C. Mr. Blutinger has served as one of our independent directors since 2004.

Committees: Nominating and Corporate Governance (Chairman)

RANDY CHURCHEY, age 45	Mr. Churchey became the President and Chief Executive Officer of Golden Gate National Senior Care (the successor to Beverly Enterprises), effective March 15, 2006. Golden Gate National Senior Care is the second largest long-term care company in the United States. Mr. Churchey also serves as Chief Executive Officer of Encore Real Estate Company, LLC, a hotel construction and management company. Mr. Churchey served as President and Chief Operating Officer of RFS Hotel Investors, Inc., a NYSE-listed hotel real estate investment trust, from November 1999 through July 2003. Mr. Churchey served as a director of RFS from July 2000 through July 2003. From 1997 to 1999, he served as Senior Vice President and Chief Financial Officer of FelCor Lodging Trust, Inc., a NYSE-listed hotel real estate investment trust. For approximately 15 years prior to joining FelCor, Mr. Churchey held various positions with Coopers & Lybrand, L.L.P. Mr. Churchey currently serves on the Board of Trustees of Innkeepers USA Trust, an NYSE-listed hospitality real estate investment trust, and Education Realty Trust, a NYSE-listed student housing real estate investment trust. Mr. Churchey holds a B.S. degree in accounting from the University of Alabama and is a Certified Public Accountant. Mr. Churchey has served as one of our independent directors since 2004.

Committees: Audit (Chairman); Compensation

MICHAEL M. KNETTER, age 45	Mr. Knetter joined the University of Wisconsin-Madison School of Business as its dean in July 2002. From June 1997 to July 2002, Dean Knetter was associate dean of the MBA program and professor of international economics in the Amos Tuck School of Business at Dartmouth College. Dean Knetter has served as a senior staff economist for the President’s Council of Economic Advisors for former presidents George H.W. Bush and William Jefferson Clinton and has been a consultant to the International Monetary Fund. Dean Knetter is a research associate for the National Bureau of Economic Research and a Trustee of Lehman Brothers/ First Trust Income Opportunity Fund and a director of Wausau Paper. Dean Knetter has served as one of our independent directors since 2004.

Committees: Nominating and Corporate Governance; Audit

ALISSA N. NOLAN, age 42	Ms. Nolan is a long time entertainment/attractions industry analyst and development consultant. Since January 2006, she has served as a Strategic and New Business Development Advisor to The Tussauds Group, a visitor attractions company. From January 2001 through December 2005, she served as director of strategic planning and development to Tussauds. Prior to joining Tussauds, Ms. Nolan was a director and principal with Economics Research Associates, a specialist advisor to global attractions and leisure developers and leisure investors, from 1993 to 1999. After leaving Economics Research Associates and prior to joining Tussauds, Ms. Nolan served as a private consultant. Ms. Nolan has served as one of our independent directors since 2004.

Committees: Nominating and Corporate Governance, Compensation

HOWARD SILVER, age 51	Mr. Silver is the president and chief executive officer of Equity Inns, Inc., a public self-advised hotel real estate investment trust. Mr. Silver joined Equity Inns in May 1994 and has served in various capacities including: executive vice president of finance, secretary, treasurer, chief financial officer and chief operating officer. Mr. Silver has been a certified public accountant since 1980. Mr. Silver is a director of Capital Lease Funding, Inc., a public triple net lease real estate investment trust, and serves on its audit committee as chairman, as well as serving on the nomination and investment committees. Mr. Silver is also on the board of managers of GHII, LLC, a national hotel furniture and equipment provider. Mr. Silver has served as one of our independent directors since 2004.

Committees: Audit; Compensation (Chairman)

OUR BOARD OF DIRECTORS
      Each director serves a one-year term and is subject to annual re-election. Our Board currently consists of seven directors, five of whom are independent as determined by our Board under the rules promulgated by the SEC and Nasdaq listing standards. At our annual meeting, as discussed above, our shareholders will vote on the seven nominees for director.
CORPORATE GOVERNANCE
Independence of Our Board of Directors
      Rules promulgated by the SEC and the listing standards of Nasdaq require that a majority of our directors be independent directors. Our Board has adopted as categorical standards Nasdaq independence standards to provide a baseline for determining independence. Under these criteria, our Board has determined that the following members of our Board are independent: Elan Blutinger, Randy Churchey, Michael M. Knetter, Alissa N. Nolan and Howard Silver.
Committees and Meetings of Our Board of Directors
      Board Meetings. We operate under the general management of our Board as required by our bylaws and the laws of Delaware, our state of incorporation. Our Board held nine meetings during 2005. Each director attended at least 75% of the total number of meetings of the Board and of any committee of which he or she was a member. While our Board has not adopted a mandatory attendance policy for our annual meetings, directors are encouraged to attend. In 2005, all of our directors attended our annual meeting.
      Executive Sessions of Our Non-Management Directors. The non-management directors of our Board meet in regularly scheduled executive sessions that exclude members of the management team. At each meeting, the non-management directors determine who presides over the meeting’s agenda and related discussion topics. The non-management directors may also choose to appoint a Chairman to preside over these meetings, and the Chairman may also rotate from time to time. Shareholders and other interested persons may contact our non-management directors in writing by mail c/o Great Wolf Resorts, Inc., 122 West Washington Avenue, Madison, Wisconsin 53703, Attn: Non-Management Directors. All such letters will be forwarded to our non-management directors.
      Audit Committee. Our Board has established an Audit Committee, consisting of Messrs. Churchey, Knetter and Silver, with Mr. Churchey serving as its chairman. Our Board has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, and under the listing standards of the Nasdaq. Our Board has also determined that Mr. Churchey is an “audit committee financial expert” within the meaning of SEC rules. The Audit Committee operates under a written charter adopted by our Board. A copy of this charter is available on our website at www.greatwolf.com. Among other duties, this committee:

•	reviews and discusses with management and our independent public accountants our financial reports, financial statements and other financial information;

•	makes decisions concerning the appointment, retention, compensation, evaluation and termination of our independent public accountants;

•	reviews with our independent public accountants the scope and results of the audit engagement;

•	approves all professional services provided by our independent public accountants;

•	reviews the independence, experience, performance and independence of our independent public accountants;

•	considers the range of audit and non-audit fees;

•	reviews the adequacy of our internal accounting and financial controls; and

•	reviews any significant disagreements among the company’s management and our independent public accountants in connection with preparation of our company’s financial statements.
      The Audit Committee met eight times in 2005. For more information, please see “Report of the Audit Committee” on page 21.
      Compensation Committee. Our Board has also established a Compensation Committee, consisting of Messrs. Churchey and Silver and Ms. Nolan, with Mr. Silver serving as its chairman. Our Board has determined that each of the Compensation Committee members is independent, as that term is defined by the Nasdaq. The Compensation Committee operates under a written charter adopted by our Board. A copy of this charter is available on our web site at www.greatwolf.com. Among other duties, this committee:

•	determines our executive officers’ compensation;

•	establishes salaries of and awards of performance-based bonuses to our executive officers; and

•	determines awards of restricted stock and stock option grants to our officers and employees under our 2004 Incentive Stock Plan.
      The Compensation Committee met three times in 2005. For more information, please see “Compensation Committee Report on Executive Compensation” beginning on page 18.
      Nominating and Corporate Governance Committee. Our Board has also established a Nominating and Corporate Governance Committee, consisting of Messrs. Blutinger and Knetter and Ms. Nolan, with Mr. Blutinger serving as its chairman. Our Board has determined that each of the Nominating and Corporate Governance Committee members is independent, as that term is defined by Nasdaq. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board. A copy of this charter is available on our web site at www.greatwolf.com. Among other duties, this committee:

•	identifies, selects, evaluates and recommends to our Board candidates for service on our Board;

•	oversees the composition of our Board and its committees and makes recommendations to our Board for appropriate changes;

•	advises and makes recommendations to our Board on matters concerning corporate governance; and

•	oversees an annual evaluation of our Board.
      The Nominating and Corporate Governance Committee met three times in 2005.

      During 2005, the Nominating and Corporate Governance Committee established a mandatory director education program, adopted a policy that our governance practices will meet or exceed those required by Nasdaq, developed a process for CEO evaluation, and conducted evaluations of the Board and each of its committees. The Committee also instituted an annual review of the charters of each of the committees of the Board to ensure that each reflects best practices.
      Other Committees. From time to time, our Board may form other committees as circumstances warrant. Those committees will have such authority and responsibility as delegated to them by our Board and consistent with Delaware law.
      Availability of Corporate Governance Materials. Shareholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our Internet website under “Investor Relations” at www.greatwolf.com.
Director Nominations
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee performs the functions of a nominating committee. The Nominating and Corporate Governance Committee’s Charter describes the Committee’s responsibilities, including seeking, screening and recommending director candidates for nomination by our Board.
      Director Candidate Recommendations and Nominations by Shareholders. The Nominating and Corporate Governance Committee’s charter provides that the committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the consideration of our Nominating and Corporate Governance Committee through the method described under “Communications With Our Board” below. In addition, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures summarized in “Shareholder Proposals for Our 2007 Proxy Materials or Annual Meeting” below.
      Process For Identifying and Evaluating Director Candidates. The Nominating and Corporate Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines. The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominating and Corporate Governance Committee will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the Board’s needs.
Communications with Our Board
      Our Board has approved unanimously a process for shareholders to send communications to our Board. Shareholders can send communications to our Board and, if applicable, to the Nominating and Corporate Governance Committee or to specified individual directors in writing c/o Great Wolf Resorts, Inc., 122 West Washington Avenue, Madison, Wisconsin 53703. All such letters will be forwarded to our Board, the Nominating and Corporate Governance Committee or any such specified individual directors.
Shareholder Proposals for Our 2007 Proxy Materials or Annual Meeting
      To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at our executive offices no later than the close of business on December 15, 2006. Proposals should be addressed c/o Great Wolf Resorts, Inc. 122 West Washington Avenue, Madison, Wisconsin 53703 Attn: General Counsel. We will determine whether we will oppose inclusion of any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment and the regulations governing the solicitation of proxies and other relevant regulations of the SEC. We will not consider proposals received after December 15, 2006 for inclusion in our proxy materials.

      For any proposal that is not intended to be included in our proxy materials, but is instead sought to be presented directly at our 2007 Annual Meeting, our Amended and Restated Bylaws require that such proposal be received at our executive offices located at the address listed above no later than the close of business on January 23, 2007.
      In order for a shareholder to nominate a candidate for Director, timely notice of the nomination must be received by the company in advance of the meeting. Ordinarily, such notice must be received not less than 120 days before the first anniversary of the date of the company’s proxy statement in connection with the last annual meeting (that is, January 23, 2007 for the 2007 annual meeting of shareholders).
Contributions to Charitable Entities
      During 2005, the company did not make any contributions to charitable entities on which one of our directors or executive officers sits as a board member or serves as an executive officer.
Compensation of Directors
      Each of our directors who is not an employee of our company or any of our subsidiaries receives an annual fee of $40,000 for services as a director. Non-employee directors receive $1,000 for each board or committee meeting attended in person and $500 for each meeting of the board or a committee attended telephonically, other than committee meetings that occur on the same day as board meetings. The chair of the audit committee receives an additional annual fee of $10,000, and the chair of each other committee receives an additional annual fee of $5,000. Employees of our company or our subsidiaries do not receive compensation for their services as directors.
      In addition, the compensation committee, in administering the 2004 Incentive Stock Plan, has provided that: (1) each independent director who is initially elected to our Board will receive options to purchase 7,500 shares of our common stock on the date of such initial election and (2) independent directors will receive 3,000 shares of our restricted common stock on the date of each annual meeting of our shareholders. The shares granted to independent directors will vest in thirds over a three-year period, beginning on the first anniversary of the date of the grant of the option, subject to accelerated vesting only upon a change of control or if the director is removed from or is not nominated to stand for reelection to the Board. In June, 2005, consistent with the prior provision of the compensation committee, each independent director received options to purchase 5,000 shares of our common stock.
THE EXECUTIVE OFFICERS
      Mr. Emery is an executive officer and director and his biographical information is set forth under “The Election of Directors.” The names, positions, business experience, terms of office and ages of our other executive officers are as follows:

KIMBERLY K. SCHAEFER, age 40	Ms. Schaefer has served as our Chief Operating Officer since March 2005. Prior to that, she served as our Chief Brand Officer since we commenced operations in May 2004. From May 1997 until completion of the IPO, Ms. Schaefer served as Senior Vice President of Operations of Great Lakes. At Great Lakes, Ms. Schaefer was involved in site selection and brand development and oversaw all resort operations. Ms. Schaefer has over 15 years of hospitality experience and holds a Bachelor of Science degree in Accounting from Edgewood College in Madison, Wisconsin. Ms. Schaefer sits on the advisory board for Edgewood College Business School. Ms. Schaefer is a certified public accountant.

JAMES A. CALDER, age 43	Mr. Calder has served as our Chief Financial Officer since we commenced operations in May 2004. From September 1997 to April 2004, Mr. Calder served in a number of management positions with Interstate Hotels & Resorts, Inc., a public company, and its predecessor company, serving most recently as chief financial officer. Additionally, from October 2001 to November 2002, Mr. Calder served as chief accounting officer of MeriStar Hospitality Corporation, a public company. From May 1995 to September 1997, Mr. Calder served as senior vice president and corporate controller of ICF Kaiser International, Inc., a public consulting and engineering company. Prior to that time, from 1984 to May 1995, Mr. Calder worked for Deloitte & Touche LLP in various capacities, serving most recently as senior manager for the real estate industry. Mr. Calder holds a Bachelor of Science degree in Accounting from The Pennsylvania State University. Mr. Calder is a certified public accountant and is president and treasurer of the Thomas W. Hetrick Memorial Scholarship Fund, a private, non-profit organization.

HERNAN R. MARTINEZ, age 53	Mr. Martinez has served as President of the Development Division since July 2005. From May 2004 through June 2005, Mr. Martinez served as our Executive Vice President of Development. During April 2004, Mr. Martinez served as Executive Vice President of Development of Great Lakes. From September 2002 to April 2004, Mr. Martinez was principal for Urbana Partners, a real estate advisory and development company serving international, private and institutional investors. From June 2000 to August 2002, Mr. Martinez served as chief operating officer for American Skiing Company Resort Properties and Executive Vice President of its parent American Skiing Company, a public company. Mr. Martinez holds a Diploma in Architecture from the University of Buenos Aires, Argentina, a Post-Graduate Diploma in Urban Development Planning, Development Planning Unit from the University College, London, U.K. and a Masters of Business Administration from Stanford University.

BILL CROKE, age 57	Mr. Croke has served as our Executive Vice President of Operations since December 2005. From May 1997 to December 2005, Mr. Croke was the executive vice president of operations for Interstate Hotels & Resorts, where he was responsible for the overall operations of MeriStar Hospitality Corporation’s portfolio of hotels, conference centers and resorts under Interstate’s management. Prior to that, Mr. Croke was with Trusthouse Forte Hotels in Europe, Canada and the United States for 25 years. Mr. Croke graduated from the Shannon college of Hotel Management in Ireland.

J. MICHAEL SCHROEDER, age 38	Mr. Schroeder has served as our General Counsel and Corporate Secretary since we commenced operations in May 2004. From November 1999 until completion of the IPO, Mr. Schroeder served in several senior management positions for Great Lakes, most recently as Senior Vice President and General Counsel. From September 1993 to November 1999, Mr. Schroeder was associated with several law firms in New York, New York and Greenwich, Connecticut where he specialized in real estate, real estate finance and corporate law, with a focus on the hospitality industry. Mr. Schroeder holds a Juris Doctor degree from Duke University School of Law and a Bachelor of Science degree in Finance from the University of Colorado.

ALEXANDER P. LOMBARDO, age 37	Mr. Lombardo has served as our Treasurer since August 2004. From August 1998 to August 2004, Mr. Lombardo served in a number of positions with Interstate Hotels & Resorts, Inc., a public company, and its predecessor company, serving most recently as vice president of finance. Additionally, from August 1998 to December 2002, Mr. Lombardo served in a number of positions with MeriStar Hospitality Corporation, a public company, serving most recently as assistant treasurer. From August 1996 to August 1998, Mr. Lombardo served as cash manager of ICF Kaiser International, Inc., a public company. Mr. Lombardo holds a Bachelor of Business Administration degree from James Madison University.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Under federal securities laws, our directors, executive officers and any persons beneficially owning more than 10% of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the SEC and to Nasdaq. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by our directors and executive officers during 2005.
      Based solely upon our review of the reports and amendments to those reports furnished to us or written representations from our directors and executive officers that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by our directors and executive officers during 2005, except as follows: Kimberly K. Schaefer was required to file a report on Form 3 within 30 days after her appointment to the position of Chief Operating Officer (that is, by March 31, 2005) but did not file such Form 3 until August 11, 2005.

OWNERSHIP OF OUR COMMON STOCK
      We summarize below the beneficial ownership of our common stock, as of March 31, 2006 except where noted, by (1) each person or group beneficially owning more than five percent (5%) of our company’s common stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and our named executive officers as a group. A person generally “beneficially owns” shares if he or she, directly or indirectly, has or shares either the right to vote those shares or dispose of them. Unless otherwise indicated in the accompanying footnotes, all of the shares of our common stock listed below are owned directly, and the indicated person has sole voting and investment power. The address for each individual listed below is: c/o Great Wolf Resorts, Inc., 122 West Washington Avenue, Madison, WI 53703.

	Shares Beneficially Owned

Name of Beneficial Owner	Number		Percentage

Bruce D. Neviaser	1,804,687	(1)	5.9%
John Emery	616,744	(2)	2.0
Elan Blutinger	7,500	(3)	*
Randy Churchey	16,500	(3)	*
Michael M. Knetter	4,000	(3)	*
Alissa N. Nolan	2,500	(3)	*
Howard Silver	4,500	(3)	*
James A. Calder	37,713	(4)	*
Hernan R. Martinez	54,379	(5)	*
Kimberly K. Schaefer	862,791	(6)	2.8
J. Michael Schroeder	115,367	(7)	*
Bill Croke	15,000	(8)	*
Alexander P. Lombardo	13,334	(9)	*
All directors and executive officers as a group (13 persons)	3,555,015		11.6%
Beneficial Holders in Excess of 5%
Baron Capital Group	2,725,000	(10)	9.0
767 Fifth Avenue
New York, NY 10153
Teachers Insurance and Annuity Association of America	2,096,530	(11)	6.9
730 Third Avenue
New York, NY 10017
Morgan Stanley Investment Management, Inc.	1,967,290	(12)	6.5
1221 Avenue of the Americas
New York, NY 10020
Hayground Cove Asset Management LLC	2,498,650	(13)	8.3
1370 6th Avenue
New York, NY 10019

*	Less than one percent of the outstanding shares of common stock.

(1)	Includes (a) 45,248 shares held by DNEV, LLC for which Mr. Neviaser shares voting and investment power, (b) 125,699 shares held by Neviaser Enterprises, LLC., of which Mr. Neviaser is the managing member and possesses sole voting and investment power over the shares, and (c) 66,667 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan.

(2)	Includes 116,667 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan. In addition, our deferred compensation plan holds 117,647 shares to pay obligations owed to Mr. Emery pursuant to that plan.

(3)	Includes 2,500 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan.

(4)	Includes 33,334 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan. In addition, our deferred compensation plan holds 11,765 shares to pay obligations owed to Mr. Calder pursuant to the plan.

(5)	Includes 50,000 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan.

(6)	Includes (a) 33,009 shares held jointly with Ms. Schaefer’s spouse and (b) 33,334 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan.

(7)	Includes 25,000 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan.

(8)	Includes 15,000 unvested shares of restricted stock granted under our 2004 Incentive Stock Plan, vesting as follows: 3,000 shares in December 2006; 3,000 shares in December 2007; 3,000 shares in December 2008; 3,000 shares in December 2009; and 3,000 shares in December 2010. Mr. Croke has the sole right to vote the shares.

(9)	Includes 13,334 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan.

(10)	Based solely upon information provided in a Schedule 13-G filed with the SEC on February 13, 2006. Baron Capital Group, Inc. (“BCG”) owns beneficially in the aggregate 2,725,000 shares of common stock, of which it has sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power over 2,600,000 and 2,725,000 shares, respectively. BCG is a parent holding company of BAMCO, Inc. (“BAMCO”), a registered investment advisor, and Baron Small Cap Fund (“BSCF”), a registered investment company. BAMCO and BSCF beneficially own 2,725,000 shares of common stock, of which they have sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power over 2,600,000 and 2,725,000 of such shares, respectively.

(11)	Based solely upon information provided in a Schedule 13-G filed with the SEC on February 13, 2006. Teachers Insurance and Annuity Association of America (“TIAA”) owns beneficially in the aggregate 2,096,530 shares of common stock, of which it has sole voting and dispositive power with respect to 300,000 shares and shared voting and dispositive power with respect to 1,796,530 shares. TIAA directly holds 300,000 of such shares for the benefit of TIAA Real Estate Account, a separate account of TIAA. In addition, TIAA, as the parent of two registered investment advisors, is deemed to have indirect voting or investment discretion over 1,796,350 shares that are beneficially owned by five registered investment companies whose investment advisors are TIAA-CREF Investment Management, LLC and Teachers Advisors, Inc., both of which are wholly owned subsidiaries of TIAA. The business address for TIAA, TIAA-CREF Investment Management, LLC and Teachers Advisors, Inc. is 730 Third Avenue, New York, New York 10017.

(12)	Based solely upon information provided in a Schedule 13-G/ A filed with the SEC on February 15, 2006. Morgan Stanley is filing solely in its capacity as the parent company of, and indirect beneficial owner of common stock held by, Morgan Stanley Investment Management Inc. (“MSIM”). Morgan Stanley owns beneficially and indirectly 2,088,103 shares of common stock, of which it has sole voting and dispositive power with respect to 1,956,470 shares and shared voting and dispositive power with respect to none of such shares. MSIM beneficially owns 1,967,290 shares of common stock, of which it has sole voting and dispositive power with respect to 1,875,411 shares. The address for Morgan Stanley is 1585 Broadway, New York, New York 10036. MSIM’s address is 1221 Avenue of the Americas, New York, New York 10020.

(13)	Based solely upon information provided in a Schedule 13-G/ A filed with the SEC on February 16, 2006. Hayground Cove Asset Management LLC (“HCAM”) owns beneficially and indirectly in the aggregate 2,498,650 shares of common stock, of which it has shared voting and dispositive power with respect to 2,498,650 shares and sole voting and dispositive power with respect to none of such shares. HCAM indirectly holds such shares through Hayground Cove Fund Management LLC (of which it is the managing member). HCFM in turn indirectly holds such shares through certain Delaware limited partnerships and Hayground Cove Associates, LP, a Delaware limited partnership that provides investment and advisory services to certain offshore entities and individually managed accounts. Mr. Jason Ader is the sole member of HCAM and, as such, is deemed to beneficially own the shares indirectly held by HCAM. The business address for such entities and Mr. Ader is 1370 6th Avenue, New York, New York 10019.

Equity Compensation Plan Information
      This table provides certain information as of December 31, 2005 with respect to our equity compensation plans:

					(c)
					Number of securities
					remaining available for
	(a)		(b)		future issuance under
	Number of securities to		Weighted-average		equity compensation
	be issued upon exercise of		exercise price of		plans (excluding
	outstanding options,		outstanding options,		securities reflected in
Plan category	warrants and rights		warrants and rights		column (a))

Equity compensation plans approved by security holders	1,420,834	(1)	$16.96	(1)	1,959,686
Equity compensation plans not approved by security holders	0		N/A		0
Total	1,420,834		$16.96		1,959,686

(1)	Under our 2004 Incentive Stock Plan, we grant incentive stock options and/or nonqualified stock options to employees and directors. The Plan authorizes us to grant up to 3,380,520 options, stock appreciation rights or shares of our common stock. Each option entitles the holder to purchase one share of common stock at the specified option price. The options vest over a three-year period and expire after ten years. For all options granted to date, the exercise price was equal to the fair market value of the underlying stock on the date of grant. As of December 31, 2005, we have granted 1,405,834 stock options, all within an exercise price range of $10.47 — 24.51), and we have also granted 15,000 of restricted common stock that vest ratably over a five-year period. There were 442,351 options that were exercisable as of December 31, 2005.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Formation Transactions
      Pursuant to separate transition services agreements, during fiscal year 2005 we provided certain services to each of Great Lakes Hospitality Partners, LLC and Great Lakes Housing Partners, LLC (the entities that succeeded to Great Lakes’ non-resort development and management business). Messrs. Neviaser and Emery, as well as Ms. Schaeffer, are members of each of these limited liability companies. These services ceased as of December 31, 2005. These services included, among others, administrative services, corporate services, accounting services, financing services, legal services, tax services, information technology services, human resources services, payroll services and operational services. These services were provided by us as and if any such service was reasonably requested. The fees for these services were determined as each such service was provided from time to time and were generally equal to the cost of such services had the services been provided by an unaffiliated third party. The agreements also provided for customary expense reimbursement. The total fees and expense reimbursements we collected during fiscal year 2005 were $117,000 from Great Lakes Housing Partners, LLC and $528,000 from Great Lakes Hospitality Partners, LLC.

Business Relationships Between Our Company and Our Directors
      None.
Transactions with Our Management
      None.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the annual base salary and other compensation paid or accrued in 2004 and 2005 to our Chief Executive Officer and our four other most highly compensated executive officers, whom we refer to as our named executive officers. All compensation amounts include amounts paid by us or by our predecessor entities prior to the IPO.

					Securities
		Annual Compensation		Other Annual	Underlying
				Compensation	Options/
Name and Principal Position	Year	Salary($)	Bonus($)	($)(1)	SARs (#)

John Emery	2005	400,000	0	16,000	0
Chief Executive Officer	2004	354,230	2,000,000	0	350,000
Hernan R. Martinez	2005	340,769	100,000	13,631	0
President of Development	2004	214,154	0	0	150,000
Division
Kimberly K. Schaefer	2005	255,769	0	8,308	0
Chief Operating Officer	2004	177,308	0	0	100,000
James A. Calder	2005	250,000	0	10,000	0
Chief Financial Officer	2004	95,192	200,000	0	100,000
J. Michael Schroeder	2005	250,000	0	9,231	0
General Counsel and	2004	240,385	75,000	0	75,000
Corporate Secretary

(1)	The amounts listed comprise (a) matching contributions under our 401(k) plan and (b) matching contributions under our deferred compensation plan.
Stock Option Grants
      No options were granted in 2005 to Messrs. Emery, Martinez, Calder or Schroeder and Ms. Schaefer.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
      We provide below information regarding unexercised options at December 31, 2005. None of the named executive officers exercised any options during 2005. The following table sets forth information concerning the year-end number and value of unexercised options with respect to each of these persons as of December 31, 2005.

	Number of Shares	Value of
	Underlying	Unexercised
	Unexercised	In-the-Money
	Options at Fiscal	Options at Fiscal
	Year-End	Year-End(1)

	Exercisable/	Exercisable/
Name	Unexercisable	Unexercisable(1)

John Emery	116,667/ 233,333	$ —/$—
Hernan R. Martinez	50,000/ 100,000	$ —/$—
Kimberly K. Schaefer	33,334/ 66,666	$ —/$—
James A. Calder	33,334/ 66,666	$ —/$—
J. Michael Schroeder	25,000/ 50,000	$ —/$—

(1)	There are no in-the-money options, based on a market price of $10.31 per share, which was the closing price of our common stock on December 31, 2005.
Employment Agreements
      We have entered into employment agreements, with Messrs. Emery, Martinez, Calder and Schroeder and Ms. Schaefer. The employment agreements provide for Mr. Emery to serve as our Chief Executive Officer, Mr. Martinez to serve as our Executive Vice President of Development, Mr. Calder to serve as our Chief Financial Officer, Mr. Schroeder to serve as our General Counsel and Corporate Secretary, and Ms. Schaefer to serve as our Chief Brand Officer. In March 2005, Ms. Schaefer was promoted to the position of Chief Operating Officer. On July 15, 2005, Mr. Martinez was promoted to the position of President of Development Division.
      Each employment agreement has a term of three years and provides for automatic one-year extensions thereafter, unless either party provides at least 120 days notice of non-renewal.
      The employment agreements provide for:

•	an annual base salary of $400,000 for Mr. Emery, $320,000 for Mr. Martinez, $250,000 for each of Messrs. Calder and Schroeder, and $225,000 for Ms. Schaefer. Ms. Schaefer’s annual base salary was subsequently increased to $265,000 upon her promotion to Chief Operating Officer in March 2005. Effective January 1, 2006, Mr. Emery’s annual base salary was increased to $416,000, Mr. Martinez’s annual base salary was increased to $375,000, Ms. Schaefer’s annual base salary was increased to $310,000, and Mr. Calder’s annual base salary was increased to $260,000;

•	eligibility for annual bonuses to be determined by our compensation committee;

•	eligibility for grants of (a) options to purchase our common stock and (b) shares of our common stock, as determined by our compensation committee; and

•	participation in employee benefit plans, programs and policies applicable generally to our senior executives.
      The employment agreements provide that, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), including non-renewal of the employment agreement by us upon the end of its term, the executive will be entitled to the following severance payments and benefits, subject to his or her execution and non-revocation of a general release of claims:

•	a lump sum severance amount equal to the sum of that executive’s then-current annual base salary and most recent annual bonus paid for each of Messrs. Martinez, Calder and Schroeder and Ms. Schaefer, and two times such amount for Mr. Emery;

•	acceleration of vesting of all outstanding options to purchase our common stock; and

•	a lump sum payment in an amount designed to roughly equal the pre-tax cost of health, life insurance and accidental death and dismemberment benefits in effect immediately prior to the termination of the executive’s employment for a period of time following the termination of executive’s employment.
      Under the employment agreements, we have agreed to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code. However, if a reduction in the payments and benefits of $25,000 or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the gross-up payment.
      Each employment agreement provides that, if the executive’s employment is terminated by us without cause or by the executive for good reason within 180 days prior to, or eighteen months following, a change in control, then the executive will receive the above benefits and payments as though the executive’s employment was terminated without cause or for good reason. However, the lump-sum cash severance payment will be equal to three times (in the case of Mr. Emery) or two times (in the case of each of Messrs. Martinez, Calder and Schroeder and Ms. Schaefer) the sum of the executive’s then-current annual base salary and the most recent annual bonus paid to the executive.
      Each employment agreement also provides that the executive or his or her estate will be entitled to certain severance benefits in the event of his or her death or disability.
      The employment agreements also contain non-compete and standard confidentiality and non-solicitation provisions that apply during the term of the employment agreements and for a one-year period thereafter.
Noncompetition Agreements
      We have entered into a noncompetition agreement with Mr. Neviaser, who is a member of our board of directors. The noncompetition agreement provides that Mr. Neviaser will not, during his term as a director of the company or officer of the company, as applicable, or for the one-year period following his removal or resignation from the board of directors or such office or in the event Mr. Neviaser is not re-elected to the board of directors, compete with us. We have also entered into a noncompetition agreement with Marc B. Vaccaro, who was formerly a member of our board of directors, which agreement provides that Mr. Vaccaro will not, for a one-year period following his removal or resignation from the board of directors, compete with us. These agreements also contain standard confidentiality and non-solicitation provisions. In exchange for these agreements, we have agreed to accelerate the vesting of these individuals’ stock options if the individual is removed from or is not re-elected to our board of directors. Mr. Vaccaro resigned from our Board of Directors in February 2006; thus, his noncompetition obligations will expire in February 2007 and 138,333 of the stock options he received have lapsed.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON
COMPENSATION DECISIONS
      During fiscal 2005, Messrs. Churchey and Silver and Ms. Nolan comprised the Compensation Committee. No member of the Compensation Committee was at any time during fiscal 2005 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions.” In addition, no executive officer of the Company has served on the board of directors or compensation committee of another entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during fiscal 2005.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee is responsible for:

•	establishing and administering compensation policies;

•	establishing salaries of and awarding performance-based bonuses to our executive officers; and

•	determining awards of restricted stock and grants of stock options under our stock plans.
      From time to time, the Compensation Committee may retain compensation and other management consultants to assist with, among other things, structuring our various compensation programs and determining appropriate levels of salary, bonus and other awards payable to our executive officers, as well as to guide us in the development of near-term individual performance objectives necessary to achieve long-term profitability.
      Our committee’s policy is to devise and implement compensation for our officers and employees commensurate with their position and determined with reference to compensation paid to similarly situated employees and officers of companies that the Compensation Committee deems to be comparable to our company. Each member of the Compensation Committee is independent as defined in the committee charter, as determined by the Board of Directors.
Components of Executive Compensation
      Our committee’s executive compensation methodology consists of three components: (1) base salary, (2) annual incentive and (3) long-term incentive compensation. These components provide elements of fixed income and variable compensation that is linked to the achievement of individual and corporate goals and the enhancement of value to our company’s shareholders.
      Base Salary. Base salary represents the fixed component of our executive compensation system. Executives receive salaries that are within a range established by the Compensation Committee for their respective positions based on the comparative analysis described above. Where each executive’s salary falls within the salary range is based on a determination of the level of experience that the executive brings to the position and how successful the executive has been in achieving set goals. Salary adjustments are based on a similar evaluation and a comparison of adjustments made by competitors and any necessary inflationary adjustments.
      Annual Incentives. Annual incentives exist in the form of bonuses available to each executive officer as a means of linking compensation to objective performance criteria that are within the control of the executive officer. At the beginning of each year, the Compensation Committee establishes a target bonus for each executive and identifies performance measures for each executive to meet in order to receive the full bonus. There was no bonus awarded to our Chief Executive Officer or our other executive officers for fiscal year 2005, with the exception of Mr. Martinez, who was awarded an incentive bonus of $100,000 for fiscal year 2005. The actual amount of incentive bonus received by our Chief Executive Officer and other executive officers for fiscal year 2006 will be determined by the Compensation Committee after the end of the year. Incentive bonuses are paid in cash.
      Long-Term Incentives. The third component of executive compensation is targeted toward providing rewards for long-term performance. The Compensation Committee believes that long-term incentives are important to motivate and reward our executives and employees for maximizing shareholder value. Long-term incentives are provided primarily by grants of stock options and stock under our 2004 Incentive Stock Plan, which is administered by the Compensation Committee. The purpose of our 2004 Incentive Stock Plan is to assist our company in recruiting and retaining key employees, by enabling such persons to participate in the future success of our company and to associate their interests with those of our company and our shareholders.

No stock options or stock was granted as long-term incentives for executive performance to our named executive officers in fiscal year 2005.
      Deferred Compensation: We maintain a deferred compensation plan for certain executives by depositing amounts into a trust for the benefit of the participating employees. Amounts in the trust earn investment income, which serves to increase the corresponding deferred compensation obligation. Investments, which are recorded at market value, are directed by the participants, and consist of our common stock and mutual funds.
HVS Compensation Study
      The Compensation Committee engaged HVS International, an independent compensation consultant, to assist the Compensation Committee in determining appropriate fiscal year 2006 compensation for our executive officers. The consultant made recommendations to the Compensation Committee of appropriate levels of base salaries, annual incentives and long-term incentives for our executive officers, based upon a study of 23 companies of comparable size to us.
CEO Compensation
      In devising an appropriate fiscal year 2006 compensation package for John Emery, our CEO, the Compensation Committee is guided by our company’s performance, competitive practices, and the Compensation Committee’s policy, discussed above, of determining compensation with reference to the compensation paid to similarly situated executives of comparable companies. The results of the HVS Consulting study, discussed above, were also considered. Appropriate adjustments in the compensation of our CEO are considered at the same time that we consider similar adjustments for our other executive officers. Based upon such considerations, the Compensation Committee adopted and approved $416,000 as the appropriate base salary to be paid to Mr. Emery during our 2006 fiscal year. The Compensation Committee intends to apply the bonus award procedure discussed above under “Components of Executive Compensation” to Mr. Emery and our other executive officers during our 2006 fiscal year.
Tax Deductibility of Compensation
      Section 162(m) of the Internal Revenue Code generally limits the deductibility on our tax return of compensation over $1 million to any of our officers unless the compensation is paid pursuant to a plan that is performance-related, non-discriminatory and has been approved by our stockholders. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted. The Compensation Committee has the authority to award compensation in excess of the $1 million limit, regardless of whether that compensation will be deductible, if the compensation committee determines in good faith that the compensation is appropriate to incent and compensate the recipient.
Submitted by:

Compensation Committee

Howard Silver (Chairman)
Randy Churchey
Alissa N. Nolan

PERFORMANCE GRAPH
      The following graph depicts the Company’s total monthly return to shareholders from December 20, 2004, the date our common stock began trading on the Nasdaq National Market, through January 1, 2006, relative to the performance of (i) the Standard & Poor’s 500 Index, (ii) the Nasdaq 100 Index, and (iii) the Russell 2000 Index. All indices shown in the graph assume an investment of $100 on December 20, 2004 and the reinvestment of dividends paid since that date. The Company has never paid cash dividends on its common stock. The stock price performance shown in the graph is not necessarily indicative of future price performance.
Great Wolf Resorts
2005 Stock Price Performance
(relative values)
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee’s primary function is to assist the Board of Directors in fulfilling certain of the Board’s oversight responsibilities to our shareholders by reviewing the financial reports and other financial information provided by our company to any governmental body (including the SEC) or the public; our company’s internal control systems regarding finance, accounting, legal compliance and ethics that management and the Board have established; and our company’s auditing, accounting and financial reporting processes in general. The Audit Committee is entirely composed of directors who meet the SEC’s and Nasdaq’s independence and experience requirements for audit committee membership.
      We have met with our independent auditors and management to discuss the respective duties and responsibilities set forth under our Audit Committee’s charter.
      Management is primarily responsible for the financial statements and the reporting process, including our company’s system of internal control over financial reporting. The company’s independent auditors are responsible for performing an independent audit of our financial statements in conformity with generally accepted accounting principles and are ultimately accountable to our committee and to the Board.
      The Audit Committee has reviewed the audited financial statements in our company’s Annual Report on Form 10-K for 2005 with management, including discussion of the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of financial statement disclosures, and we have reviewed and discussed these financial statements with the independent auditors.

      We have also reviewed with the independent auditors their judgments as to the quality of our company’s accounting principles and such other matters as are required to be discussed with our committee under generally accepted auditing standards. In addition, our committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our committee has also received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed with the independent auditors all significant relationships they have with our company to ensure their independence from our company.
      We relied on the reviews and discussions referred to above. Based on this reliance, we have recommended to the Board, and the Board has approved, that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.

Randy Churchey (Chairman)
Michael M. Knetter
Howard Silver
April 10, 2006
      The foregoing Compensation Committee and Audit Committee reports shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
      Deloitte & Touche LLP has served as our registered independent public accountants and auditors since 2004 and will continue to serve as our auditors for our fiscal year ending December 31, 2006, unless this is changed by action of our Audit Committee. Representatives of Deloitte & Touche are expected to be present at the annual meeting and available to respond to appropriate question. Such representatives will have the opportunity to make a statement should they desire to do so.
      Fees. For 2004 and 2005, Deloitte & Touche billed us the following amounts:

	Fees Billed

Fee Type	2005		2004

Audit fees	$437,610	(1)	$999,000	(3)
Audit-related fees	$181,100	(2)	$174,000	(4)
Tax fees	—		$21,000	(5)
Total Fees	$618,710		$1,194,000

(1)	Amount consists of (a) $363,300 for the audit of our financial statements for the year ended December 31, 2005 and (b) $74,310 for an additional billing for the audit of our financial statements for the period ended December 31, 2004.

(2)	Amount consists of (a) $72,500 for quarterly reviews of our financial statements in 2005, (b) $23,900 for SEC-related audit services, including review of amendments of our IPO registration statements, issuance of consents, and review of information included with certain Form 8-K filings, and (c) $84,700 for audit procedures related to the restatement of certain of our previously-filed financial statements and other specific transactions in 2005.

(3)	Amount consists of (a) $876,000 for audits of the financial statements of our predecessor entity for the nine months ended September 30, 2004 and for the years ended December 31, 2003, 2002 and 2001, in conjunction with the IPO and (b) $123,000 for the audits of the financial statements of our predecessor entity and Great Wolf Resorts, Inc. for the period ended December 31, 2004.

(4)	Amount consists of (a) $144,000 for SEC-related audit services, including review of our IPO registration statement and related amendments, issuance of consents, issuance of a comfort letter to underwriters and updating of that letter, and review of our Form S-8 filed with the SEC and (b) $30,000 for reviews of our predecessor entity’s unaudited financial statements for the three-month periods ended March 31, 2004 and 2003 and the six-month periods ended June 30, 2004 and 2003.

(5)	Amount represents fees for tax planning services in conjunction with our IPO.
      The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditors. Unless a type of service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels also will require specific pre-approval by the Audit Committee.
      The Audit Committee’s pre-approval procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. For pre-approval, the Audit Committee considers whether these services are consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to the chairman of the Audit Committee.
      The Audit Committee has designated the Chief Financial Officer to monitor the performance of the services provided by the independent auditors and to determine whether these services are in compliance with the pre-approval policy.
OTHER MATTERS
      Our Board currently does not intend to bring before our annual meeting any matter other than the election of directors, as specified in the notice to shareholders, and our Board has no knowledge of any other matters to be brought before our annual meeting. If any other matters requiring a vote of our shareholders are properly brought before our annual meeting, the enclosed proxies will be voted on such matters in accordance with the judgment of the persons named as proxies in those proxies, or their substitutes, present and acting at the meeting.
      We will provide to each record holder or beneficial owner of our common stock entitled to vote at our annual meeting, on written request to J. Michael Schroeder, our General Counsel and Corporate Secretary, at 122 West Washington Avenue, Madison, Wisconsin 53703, telephone (608) 661-4700, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements and financial statement schedules filed with the SEC.
      Copies of our Securities Exchange Act reports and filings are available by hyperlink on our Internet website, at www.greatwolf.com. Paper copies of such reports and filings are also available, free of charge, upon request to our Secretary to our address provided in the preceding paragraph.

BY ORDER OF THE BOARD OF DIRECTORS:

J. MICHAEL SCHROEDER, Secretary
April 10, 2006

Great Wolf Resorts, Inc.	+

Annual Meeting Proxy Card

A	Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 — Bruce D. Neviaser	☐	☐	05 — Alissa N. Nolan	☐	☐
02 — Elan Blutinger	☐	☐	06 — Howard Silver	☐	☐
03 — Randy Churchey	☐	☐
04 — Michael M. Knetter	☐	☐

B	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)
		/	/

0 0 8 9 5 0 2	1 U P X	C O Y		+

Proxy — Great Wolf Resorts, Inc.

Great Wolf Resorts
1 Great Wolf Drive
Scotrun, PA 18355
Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2006 at 9:00 a.m.
John Emery and J. Michael Schroeder, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Great Wolf Resorts, Inc. to be held on May 23, 2006 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Election of Directors.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Continued and to be voted on reverse side.)

Great Wolf Resorts, Inc.		+
000000000.000 ext
000000000.000 ext
	000004	000000000.000 ext
MR A SAMPLE		000000000.000 ext
DESIGNATION (IF ANY)		000000000.000 ext
ADD 1	Least Address Line	000000000.000 ext
ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000 ext

C 1234567890 JNT

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 — Bruce D. Neviaser	☐	☐	05 — Alissa N. Nolan	☐	☐
02 — Elan Blutinger	☐	☐	06 — Howard Silver	☐	☐
03 — Randy Churchey	☐	☐
04 — Michael M. Knetter	☐	☐

B	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)
		/	/

0 0 8 9 5 0 1	1 U P X	C O Y		+

Proxy — Great Wolf Resorts, Inc.

Great Wolf Resorts
1 Great Wolf Drive
Scotrun, PA 18355
Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2006 at 9:00 a.m.
John Emery and J. Michael Schroeder, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Great Wolf Resorts, Inc. to be held on May 23, 2006 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Election of Directors.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Continued and to be voted on reverse side.)